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                                                                     EXHIBIT 5.1


                    [GARDERE & WYNNE, L.L.P. LETTERHEAD]




(214) 999-4510
                                  May 1, 1996


Ultrak, Inc.
1220 Champion Circle, Suite 100
Carrollton, Texas  75006

Gentlemen:

         We have served as counsel for Ultrak, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement"), filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, covering the proposed public offering of 2,062,437 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock") to be issued and sold by the Company (the "Company Shares"), 137,563 shares of the Common Stock to be sold by certain stockholders of the Company (the "Selling Stockholder Shares") and, subject to the exercise of an over-allotment option granted by the Company, an additional 330,000 shares of the Common Stock to be issued and sold by the Company (the "Additional Shares").

         With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed below. Based upon the foregoing, we are of the opinion that the Company Shares, the Selling Stockholder Shares and the Additional Shares, when sold, issued, and delivered in the manner and for the consideration stated in the Prospectus constituting part of the Registration Statement and in the Underwriting Agreement described in the Registration Statement, will be duly authorized, validly issued, fully paid, and nonassessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters."

                                                Very truly yours,

                                                GARDERE & WYNNE, L.L.P.


                                                By: /s/ RICHARD L. WAGGONER
                                                    ----------------------------
                                                    Richard L. Waggoner, Partner